SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 30, 2007
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On October 30, 2007, Discovery Laboratories, Inc. (the “Company”) and each of the individuals set forth the table below (collectively, the “Grantees”) entered into Stock Issuance Agreements (the “Agreements”) under the Company’s Amended and Restated 1998 Stock Incentive Plan pursuant to which each Grantee received a number of restricted shares of the Company’s common stock, par value $0.001 per share, (the “RSAs”) as set forth in the table below, to replace certain shares of phantom stock previously granted to each Grantee.

Under the Agreements the RSAs are subject to a vesting schedule whereby such shares shall fully vest on the date the Company’s first drug product first becomes widely commercially available, as such date is determined by the Company. Prior to such date, a Grantee’s RSAs shall be non-transferable and subject to automatic cancellation upon the termination of such Grantee’s employment for any reason.

Name and Position	Grants of Restricted Shares Effective October 30, 2007
Robert Capetola, Ph.D. Chief Executive Officer and President	15,000
John G. Cooper Executive Vice President, Chief Financial Officer and Treasurer	9,000
David L. Lopez, Esq., CPA Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	9,000
Thomas F. Miller Senior Vice President Commercialization and Corporate Development	3,000
Robert Segal, M.D. Senior Vice President Medical and Scientific Affairs, and Medical Officer	4,000

The foregoing summary of the Agreements is qualified in its entirety by the full text of the Agreements, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Stock Issuance Agreement, dated as of October 30, 2007, between the Discovery Laboratories, Inc. and the Grantees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D. President and Chief Executive Officer

Date: November 5, 2007

EXHIBIT INDEX

10.1 Form of Stock Issuance Agreement, dated as of October 30, 2007, between the Discovery Laboratories, Inc. and the Grantees.